Exhibit 13.1

Certification

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2007 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Each of Nam-Ju Kim, Chief Executive Officer, and Hyung-Cheol Kim, Chief Financial Officer of Webzen Inc., certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Webzen Inc.

Date:   June 26, 2008

By:	/s/ Nam-Ju Kim
	Name:	Nam-Ju Kim
	Title:	Chief Executive Officer

By:	/s/ Hyung-Cheol Kim
	Name:	Hyung-Cheol Kim
	Title:	Chief Financial Officer